UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SEMGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3533152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address, including zip code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to Purchase Common Stock (expiring November 30, 2014)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Warrants to be registered, reference is made to the information provided under the caption “Warrants” in “Item 11., Description of Registrant’s Securities To Be Registered” of the Registrant’s Registration Statement on Form 10 filed with the Commission on May 6, 2010, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

The following Exhibits are filed herewith.

Exhibit Number	Description

4.1	Warrant Agreement dated as of November 30, 2009, by and between SemGroup Corporation and Mellon Investor Services, LLC (filed as Exhibit 4.3 to the Registrant’s Form 10 filed with the Commission on May 6, 2010, and incorporated herein by reference).

4.2	Form of warrant certificate (filed as Exhibit 4.4 to the Registrant’s Form 10 filed with the Commission on May 6, 2010, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEMGROUP CORPORATION

Date: September 28, 2011	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman General Counsel and Secretary

INDEX TO EXHIBITS

The following Exhibits are filed herewith.

Exhibit Number	Description

4.1	Warrant Agreement dated as of November 30, 2009, by and between SemGroup Corporation and Mellon Investor Services, LLC (filed as Exhibit 4.3 to the Registrant’s Form 10 filed with the Commission on May 6, 2010, and incorporated herein by reference).

4.2	Form of warrant certificate (filed as Exhibit 4.4 to the Registrant’s Form 10 filed with the Commission on May 6, 2010, and incorporated herein by reference).

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